Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Elicio Therapeutics, Inc. (the “Company”) which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Our report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.
We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ BAKER TILLY US, LLP
Tewksbury, Massachusetts
November 13, 2025